EXHIBIT 15.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Vasogen Inc.

We consent to the incorporation by reference in the following:

   i. Registration Statements on Form S-8 of Vasogen Inc., filed with the Securities and Exchange Commission (the "SEC") (File No. 333-133328 and File No. 333-115701);

   ii. Registration Statements on Form F-10 of Vasogen Inc, filed with the SEC (File No. 333-130578 and File No. 333-129491)

of our report dated January 30, 2007, except as to note 18 which is as of May 17, 2007, with respect to the consolidated balance sheets of Vasogen Inc. as of November 30, 2006 and 2005, and the related consolidated statements of operations, deficit and cash flows for each of the years in the three-year period ended November 30, 2006 and for the period from December 1, 1987 to November 30, 2006, which report appears in the November 30, 2006 annual report on the amended Form 20-F of Vasogen Inc.

/s/ KPMG LLP, Licensed Public Accountants


Toronto, Ontario
May 17, 2007